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                                                                 Exhibit (h)(iv)

                            INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT is made this 8th day of September, 2005 (this "Agreement") by and between SEASONS SERIES TRUST (the "Trust") and CARL D. COVITZ ("Indemnitee").

      WHEREAS, at the request of the Trust, Indemnitee currently serves as a trustee of the Trust and may, therefore, be subjected to claims, suits or proceedings arising as a result of Indemnitee's service; and

      WHEREAS, as an inducement to Indemnitee to continue to serve as trustee, the Trust has agreed to indemnify Indemnitee against liabilities and expenses that may be incurred by Indemnitee in connection with any such claims, suits or proceedings; and

      WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:

      Section 1. Definitions. For purposes of this Agreement:

            (a) "Disinterested Trustee" means a trustee of the Trust (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Securities and Exchange Commission) and (ii) against whom none of the Proceedings with respect to which indemnification is sought or another Proceeding on the same or similar grounds is then or had been pending.

            (b) "Expenses" shall include, without limitation, attorneys' fees, accountant's fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and any or all other liabilities.

            (c) "Independent Counsel" means (i) the then-current legal counsel to the Trustees who are not "Interested Persons" of the Trust or (ii) other legal counsel chosen by a majority of the Disinterested Trustees (or if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Trustees who are not Interested Persons of the Trust) and determined by them in their reasonable judgment to be independent.

            (d) "Interested Person" is as defined in Section 2(a)(9) of the Investment Company Act of 1940.

            (e) "Proceeding" includes all claims, actions, suits or proceedings (civil, criminal, administrative (including examinations and inspections), arbitrative, investigative or other, whether formal or informal, including appeals), actual or threatened except one instituted by the Indemnitee under
Section 6.

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      Section 2. Services by Indemnitee. Indemnitee agrees to continue to serve as a trustee of the Trust but may at any time and for any reason resign from such position. The Trust shall have no obligation under this Agreement to continue Indemnitee in such position, but if Indemnitee shall cease serving as Trustee, Indemnitee shall nevertheless retain all rights provided under this Agreement.

      Section 3. Indemnification. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 against all Expenses reasonably incurred or paid by him or her in connection with any Proceeding in which he or she becomes involved as a party, witness or otherwise by virtue of being or having been a trustee of the Trust and against amounts paid or incurred by him or her in the settlement thereof; provided, however no indemnification shall be provided hereunder to a Trustee:

            (i) against any Expense to the Trust or its shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Trustee engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

            (ii) with regard to any matter as to which the Trustee shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

            (iii) in the event of a settlement involving a payment by a Trustee or other disposition not involving a final adjudication as provided in clauses (i) or (ii) above resulting in a payment by a Trustee, unless there has been either (a) a determination that such Trustee did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition, or (b) a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he or she did not engage in such conduct:

            (A) by vote of a majority of the Disinterested Trustees acting on the matter provided that a majority of the Disinterested Trustees then in office act on the matter; or

            (B) by the written opinion of Independent Counsel.

With respect to any such determination or opinion referred to in clause (iii) above, a rebuttable presumption shall be afforded that the Trustee has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Section 4. Advancement of Expenses. The Trust shall advance Expenses of preparation and presentation of a defense to any Proceeding prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Trustee to repay such amount if it is ultimately determined that the Trustee is not entitled to indemnification under this Agreement, provided that either:

      (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

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      (ii) a majority of the Disinterested Trustees acting on the matter
(provided that a majority of the Disinterested Trustees then in office act on the matter) or Independent Counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Trustee ultimately will be found entitled to indemnification.

      Section 5. Procedure for Determination of Entitlement to Indemnification.

            (a) Indemnitee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advance of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnittee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trust's ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.

            (b) To obtain indemnification and advance of Expenses under this Agreement, Indemnitee shall submit to the Trust a written request to the Secretary of the Trust. The Secretary of the Trust shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that Indemnitee has requested indemnification.

            (c) If it is determined that Indemnitee is entitled to indemnification or advance of Expenses as provided in this Agreement, payment to Indemnitee shall be made within 10 business days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee's entitlement to indemnification or advance of Expenses, including providing to such person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person making such determination, in response to a request by such person, shall be borne by the Trust (irrespective of the determination as to Indemnitee's entitlement to indemnification or advance of Expenses).

      Section 6. Remedies of Indemnitee.

            (a) In the event that (i) no determination of entitlement to indemnification or advance of Expenses shall have been made within 60 days after receipt by the Trust of the request pursuant to Section 5, (ii) a determination is made that Indemnitee is not entitled to indemnification or advance of Expenses under this Agreement, (iii) a determination has been made that Indemnitee is entitled to indemnification or advance of Expenses but, payment of indemnification or advance of Expenses is not made within ten business days after receipt by the Trust of written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Massachusetts, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single

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arbitrator pursuant to the Commercial Arbitration Rules of the American
Arbitration Association. Indemnitee shall commence such proceeding seeking adjudication or an award in arbitration within 180 days after the date on which Indemnitee first has the right to commence such proceeding pursuant to this
Section 6.

            (b) In the event that Indemnitee, pursuant to Section 6(a), seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust against, any and all expenses (of the types described in the definition of Expenses in Section 1), actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated in the same proportion as the amount of the indemnification or advancement of expenses awarded in the judicial adjudication or arbitration.

      Section 7. Non-Exclusivity; Insurance; Subrogation; Exclusions.

            (a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Declaration of Trust or Bylaws of the Trust, any agreement, a vote of shareholders or a resolution of trustees, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee's status as a Trustee prior to such amendment, alteration or repeal.

            (b) To the extent that the Trust maintains liability insurance for trustees of the Trust, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available (including coverage after Indemnitee is no longer serving as a Trustee for acts and omissions or alleged acts or omissions while serving as Trustee) for any such trustee under such policy or policies.

            (c) In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.

            (d) The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder to the extent Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      Section 8. Duration of Agreement. This Agreement shall be effective against the Trust as of the date hereof. This Agreement shall continue until and terminate ten years after the date that Indemnitee shall have ceased to serve as a trustee of the Trust, provided, that the rights of Indemnitee hereunder shall continue until the final termination of any proceeding then

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pending in respect of which Indemnitee is granted rights to indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 6 relating thereto. This Agreement shall be binding upon the Trust and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators. The Trust agrees that it shall not sell, assign or otherwise transfer all or substantially all of its assets, or merge or reorganize with any other entity or series thereof, unless the entity or series to which such sale, assignment or transfer is being made, or that is the survivor of any such merger or reorganization, agrees to assume all of the obligations (whether contingent or otherwise) of the Trust hereunder.

      Section 9. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability or the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

      Section 10. Exception to Right of Indemnification or Advancement of Expenses .

            (a) Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding under Section 6(a) of this Agreement), unless the bringing of such Proceeding or making of such claim shall have been approved by a vote of a majority of the members of the Board of Trustees of the Trust.

            (b) Notwithstanding any other provision of this Agreement, the Trust shall not be liable to indemnify Indemnitee hereunder in the event of willful misfeasance, bad faith or gross negligence, in the performance of Indemnitee's duties, or by reason of Indemnitee's reckless disregard of Indemnitee's duties as a trustee of the Trust.

      Section 11. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

      Section 12. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      Section 13. Modification and Waiver. No supplement, modification or amendment shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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      Section 14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is mailed:

          (a) If to Indemnitee, to:

                     Carl D. Covitz
                     Landmark Capital, Inc.
                     9595 Wilshire Boulevard, Suite 606
                     Beverly Hills, CA  90212
                     with copies to:
                     Judith A. Hasenauer
                     Blazzard, Grodd & Hasenauer, PC
                     Federal Tower, Suite 500
                     1600 S. Federal Highway
                     Pompano Beach, FL  33062

          (b) If to the Trust, to:

                     Nori Gabert
                     Vice President and Secretary
                     Seasons Series Trust
                     c/o AIG SunAmerica, Inc.
                     2929 Allen Parkway
                     A28-40
                     Houston, TX  77019

or to such other address as may have been furnished to Indemnitee by the Trust or to the Trust by Indemnitee, as the case may be.

      Section 15. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

      Section 16. Limitation of Liability. The parties hereto agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust of the Trust.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    SEASONS SERIES TRUST

                                    By: /s/ NORI L. GABERT
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Vice President and Secretary

                                    INDEMNITEE

                                    By: /s/ CARL D. COVITZ
                                        ----------------------------------------
                                        Carl D. Covitz

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